Exhibit 16.1

October 2, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under “Changes in and Disagreements With Accountants On Accounting And Financial Disclosures” in the Amended Registration Statement on Form S-1 of Coil Tubing Technology Holdings, Inc. (the "Company"), which this exhibit is filed therewith and we agree with such statements insofar as they relate to our firm.

Very truly yours,
Li & Company, PC

/s/ Li & Company, PC